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                                                                      Exhibit 1


June 7, 2001



Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Re:      CyberSentry, Inc.
         File Reference No. 000-23416

Dear SEC Representative:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 26, 2001, to be filed by our former client, CyberSentry, Inc. We agree with the statements made in response to that
Item insofar as they relate to our firm.

Very truly yours,


/s/ BDO SEIDMAN, LLP
--------------------------------------------
BDO Seidman, LLP
Certified Public Accountants